Exhibit 21

                         Subsidiaries of the Registrant


                                                                    State of
                   Subsidiary Name                                Incorporation
--------------------------------------------------------------------------------
Citizens Cable Company                                               Delaware
Citizens Capital Ventures Corp.                                      Delaware
Citizens Communications Company                                      Delaware
Citizens Directory Services Company L.L.C.                           Delaware
Citizens International Management Services Company                   Delaware
Citizens Mohave Cellular Company                                     Delaware
Citizens NEWCOM Company
Citizens NEWTEL, LLC                                                 Delaware
Citizens Pennsylvania Company LLC                                    Delaware
Citizens SERP Administration Company                                 Delaware
Citizens Southwestern Capital Corporation                            Delaware
Citizens Telecom Services Company LLC                                Delaware
Citizens Telecommunications Company of California Inc.              California
Citizens Telecommunications Company of Colorado                      Delaware
Citizens Telecommunications Company of Idaho                         Delaware
Citizens Telecommunications Company of Illinois                      Illinois
Citizens Telecommunications Company of Iowa                          Delaware
Citizens Telecommunications Company of Minnesota, LLC                Delaware
Citizens Telecommunications Company of Montana                       Delaware
Citizens Telecommunications Company of Nebraska                      Delaware
Citizens Telecommunications Company of Nevada                         Nevada
Citizens Telecommunications Company of New York, Inc.                New York
Citizens Telecommunications Company of Oregon                        Delaware
Citizens Telecommunications Company of Tennessee L.L.C.              Delaware
Citizens Telecommunications Company of the Golden State             California
Citizens Telecommunications Company of the Volunteer State           Delaware
Citizens Telecommunications Company of the White Mountains, Inc.     Delaware
Citizens Telecommunications Company of Tuolumne                     California
Citizens Telecommunications Company of Utah                          Delaware
Citizens Telecommunications Company of West Virginia              West Virginia
Citizens Telecommunications Company of Wyoming                       Delaware
Citizens Utilities Capital L.P.                                      Delaware
Citizens Utilities Rural Company, Inc.                               Delaware
Citizens Water Services Company of Arizona                           Arizona
Conference-Call USA, LLC                                             Delaware
CTC Green Company, Inc.                                              New York
CTC of Colorado LLC                                                  Delaware
CU Capital LLC                                                       Delaware
CU Wireless Company LLC                                              Delaware
DePue Communications, Inc.                                           Illinois
Electric Lightwave NY, LLC                                           Delaware
Electric Lightwave, LLC                                              Delaware
Fairmount Cellular LLC                                               Georgia
Frontier Cable of Indiana, Inc.                                      Indiana
Frontier Cable of Mississippi, Inc.                                Mississippi
Frontier Cable of Wisconsin LLC                                     Wisconsin
Frontier Communications - Midland, Inc.                              Illinois
Frontier Communications - Prairie, Inc.                              Illinois
Frontier Communications - Schuyler, Inc.                             Illinois

                                                        Exhibit 21

                         Subsidiaries of the Registrant


                                                                    State of
                   Subsidiary Name                                Incorporation
--------------------------------------------------------------------------------

Frontier Communications - St. Croix LLC                             Wisconsin
Frontier Communications of Alabama, LLC                              Alabama
Frontier Communications of America, Inc.                             Delaware
Frontier Communications of AuSable Valley, Inc.                      New York
Frontier Communications of Breezewood, LLC                         Pennsylvania
Frontier Communications of Canton, LLC                             Pennsylvania
Frontier Communications of DePue, Inc.                               Illinois
Frontier Communications of Fairmount LLC                             Georgia
Frontier Communications of Georgia LLC                               Georgia
Frontier Communications of Illinois, Inc.                            Illinois
Frontier Communications of Indiana, Inc.                             Indiana
Frontier Communications of Iowa, Inc.                                  Iowa
Frontier Communications of Lakeside, Inc.                            Illinois
Frontier Communications of Lakewood, LLC                           Pennsylvania
Frontier Communications of Lamar County, LLC                         Alabama
Frontier Communications of Michigan, Inc.                            Michigan
Frontier Communications of Minnesota, Inc.                          Minnesota
Frontier Communications of Mississippi, Inc.                       Mississippi
Frontier Communications of Mondovi LLC                              Wisconsin
Frontier Communications of Mt. Pulaski, Inc.                         Illinois
Frontier Communications of New York, Inc.                            New York
Frontier Communications of Orion, Inc.                               Illinois
Frontier Communications of Oswayo River, LLC                       Pennsylvania
Frontier Communications of Pennsylvania, LLC                       Pennsylvania
Frontier Communications of Rochester, Inc.                           Delaware
Frontier Communications of Seneca-Gorham, Inc.                       New York
Frontier Communications of Sylvan Lake, Inc.                         New York
Frontier Communications of the South, LLC                            Alabama
Frontier Communications of Thorntown, Inc.                           Indiana
Frontier Communications of Viroqua LLC                              Wisconsin
Frontier Communications of Wisconsin LLC                            Wisconsin
Frontier Directory Services Company, LLC                             Delaware
Frontier InfoServices Inc.                                           Delaware
Frontier Subsidiary Telco LLC                                        Delaware
Frontier TechServ, Inc.                                              Delaware
Frontier Telephone of Rochester, Inc.                                New York
Navajo Communications Company, Inc.                                 New Mexico
NCC Systems, Inc.                                                     Texas
Ogden Telephone Company                                              New York
Phone Trends, Inc.                                                   New York
Rhinelander Telecommunications, LLC                                 Wisconsin
Rhinelander Telephone LLC                                           Wisconsin
Rib Lake Cellular for Wisconsin RSA#3, Inc.                         Wisconsin
Rib Lake Telecom, Inc.                                              Wisconsin


                                       2